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                                                                     Exhibit 8.1


                   ALLEN, MATKINS, LECK, GAMBLE & MALLORY LLP
                                ATTORNEYS AT LAW
       A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATION

                      1999 AVENUE OF THE STARS, SUITE 1800
                       LOS ANGELES, CALIFORNIA 90067-6050
                            TELEPHONE (310) 788-2400
                            FACSIMILE (310) 788-2410



                               February 25, 1998




Anworth Mortgage Asset Corporation
1299 Ocean Avenue
Suite 250
Santa Monica  90401

          Re: Tax Opinion Regarding REIT Status
              ---------------------------------

Ladies and Gentlemen,

          We have acted as special tax counsel to Anworth Mortgage Asset Corporation, a Maryland Corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-11, Registration No. 333-38641, filed with the Securities and Exchange Commission under the Securities Act on October 24, 1997 (as thereafter amended to the date hereof and together with all exhibits thereto, the "Registration Statement"), relating to the offering and sale (the "Offering") of up to 3,450,000 shares of the Company's Common Stock (inclusive of 450,000 shares that may be sold pursuant to an overallotment option), par value $.01 per share (the "Common Stock" ). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

          In formulating our opinions herein we have reviewed the Registration Statement and such certificates, including the Officer's Certificate (the "Officer's Certificate"), records, and other documents, and statutes, rules, and regulations as we have deemed necessary or appropriate as a basis for the opinions set forth below. In conducting such review for purposes of rendering our opinions we have not conducted an independent investigation of any of the facts set forth in the Registration Statement, Officer's Certificate, or any other documents, records, or certificates, and have, consequently, relied upon the Company's representations that the information presented in such documents, records, or certificates or otherwise furnished to us accurately represent and completely describe all material facts relevant to our opinions herein, and upon the authenticity of documents submitted to us as originals or certified copies, the accuracy of copies, the genuineness of all signatures and the legal capacity of all natural persons. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way. We have also relied upon the opinion of Piper & Marbury L.L.P., dated December 30, 1997, with respect to all matters of Maryland law.


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Anworth Mortgage Asset Corporation
February 25, 1998
Page 2 of 3


          In rendering these opinions we have assumed that (i) the transactions described in or contemplated by any of the aforementioned documents have been or will be consummated in accordance with the operative documents, (ii) the Company has been and will continue to be organized and operated in the manner described in the Officer's Certificate, the Registration statement, and the other relevant documents referred to above, and (iii) there have been no changes in the applicable laws of the State of Maryland, the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder by the Treasury Department (the "Treasury Regulations"), and the interpretations of the Code and Treasury Regulations by the courts and the Internal Revenue Service ("IRS"), all as they exist on the date of this letter. Any material change that is made after the date hereof in any of the foregoing bases for our opinions could affect our conclusions.

          Based upon and subject to the foregoing, we are of the opinion that:

          1. The Company is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Code, and the Company's contemplated method of operations, as described in the Registration Statement, will enable it to satisfy the requirements for such qualification commencing with the Company's taxable year ending December 31, 1998.

          2. The section of the Registration Statement entitled "Federal Income Tax Considerations" identifies and fairly summarizes the material federal income tax consequences to a holder of Common Stock, and to the extent such summaries involve matters of law, such statement of law are correct. However, such section is not exhaustive and does not purport to discuss any state or local tax considerations or all possible Federal income tax considerations of the purchase, ownership, and disposition of the Common Stock. Additionally, the Company's qualification as a REIT under the Code will depend upon the Company's ability to meet, through actual operating results, distribution levels, diversity of stock ownership, and the various income and asset qualification tests imposed under the Code. Such operating results may not be reviewed by us, and accordingly, no assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy the requirements for REIT qualification. Moreover, certain aspects of the Company's method of operations have not been considered by the courts or the IRS. There can be no assurance that the courts or the IRS will agree with this opinion.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Allen, Matkins, Leck, Gamble & Mallory LLP under the caption "Federal Income Tax Considerations" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

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Anworth Mortgage Asset Corporation
February 25, 1998
Page 3 of 3


          Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein, or under any other law.

                                        Respectfully submitted,

                                        /s/ Allen, Matkins, Leck,
                                            Gamble & Mallory LLP

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